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                                                                    EXHIBIT 10.2

* - CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY.

                                    SOW 1 TO

                            MASTER SERVICES AGREEMENT

           SOW FOR KEYING AND IDENTITY ASSESSMENT PROCESSING SERVICES

                  This SOW is made as of October 3, 2005 by and between Edentify, Inc., with its principal place of business at 74 West Broad Street, Suite 350, Bethlehem, Pennsylvania 18018 ("Edentify"), and Seisint, Inc., with its principal place of business at 6601 Park of Commerce Blvd, Boca Raton, Florida 33487 ("Seisint").

                  Whereas the Parties have entered into a Master Agreement of even date herewith, into which this SOW is intended to be incorporated;

                  Now, therefore, in consideration for the terms and conditions of the Master Agreement, and the Fees and Services as described herein, the Parties agree to the following:

         1.   DEFINITIONS

         1.1 "ASSESSMENT SERVER(s)" means one or more servers owned by Seisint and maintained within the Seisint Data Center, each of which has the Edentify Assessment Module and the Edentify Key Generation Module installed, and with which Seisint shall perform the Keying and Identity Assessment Processing. The Assessment Server(s) shall be high-performance Intel-based computer(s) running MS Windows (XP Pro or Server 2003) at 3.2 Ghz or greater.

         1.2 "CONFIRMING MATCH" means A Reference Record which is scored by the Identity Assessment Processing as an acceptable variation of a given Input Record.

         1.3      "ECL" means Seisint's proprietary programming language.

         1.4 "EDENTIFY ASSESSMENT MODULE" means Edentify's proprietary algorithms and all third party software required for Identity Assessment Processing; specifically including, but not limited
                  to, the     *     from    *      Inc. and a customized version
                  of the      *     product developed in conjunction with

         1.5 "EDENTIFY DATABASE SERVER" means a server, owned by Seisint and housed within the Seisint Data Center, which shall be used to store the Edentify Reference Database. The Edentify Database Server shall use an * database, and may require

         1.6 "EDENTIFY KEY" means the unique identifier created by the Keying process.

         1.7 "EDENTIFY KEY GENERATION MODULE" means Edentify's proprietary algorithm for Keying.

         1.8 "EDENTIFY PRODUCTS" means those products or services offered by Edentify that are derived from or incorporate any aspects of (a) the Identity Assessment Processing or (b) the Edentify Key Generation and Update Services (each of the foregoing being defined in Section 2.1 hereof) performed pursuant to this Agreement.

         1.9 "EDENTIFY REFERENCE DATABASE" means the database contained in the Edentify Database


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                  Server and which stores the Edentify Keys derived from the
                  Seisint Databases and corresponding Reference Records.

         1.10 "FILE" means the grouping of Records to form an embodiment of information regarding more than a single individual.

         1.11 "IDENTITY ASSESSMENT PROCESSING" means the processing, as set forth in this SOW, of Edentify Keys contained in the Edentify Reference Database against Input Records using the Edentify Assessment Module for the Rating of Input Records.

         1.12 "INPUT RECORDS" means the Name/SSN pairings provided by Edentify that have been derived from Edentify's customer's records, and which shall be input into the Assessment Server(s) for Identity Assessment Processing. Input Records must contain SSN/Name Pairings directly extracted from Edentify's customers records, not permutations or variations thereof.

         1.13 "KEYING" (OR "KEYED") means generation of identifiers, using the Edentify Key Generation Module, that describe the contents of the Reference Record.

         1.14 "NO MATCH" means an Input record which returns no corresponding SSN/Name Pairing in the Seisint Databases.

         1.15 "OTHER SOURCE" means a non Public Records source including, but not limited to, utility company sources such as power, telephone, water and sewer companies.

         1.16 "POSSIBLE" OR "POSSIBLES" means all Confirming and Suspect Matches of an Input Record to one or more Reference Records. Each Input Record may have up to 50 Possibles.

         1.17 "PUBLIC RECORDS" means data from a local, state or federal agency.

         1.18 "RATING" refers to a step in the Identity Assessment Processing in which the set of Possibles (each with an assigned Score) observed relative to each Input Record are evaluated and assigned to categories of risk indicators to that Input Record. The Rating process may be unique to each client or transaction type and is incorporated into the reporting template.

         1.19 "RECORD" or "Records" means a subpart(s) of a File containing A single instance of information on a single identity.

         1.20 "REFERENCE RECORD(s)" means the set of Records associated with corresponding Edentify Keys derived from the Seisint Databases, each of which is to include: (i) Social Security Number; (ii) Full Name; (iii) number of occurrences of the SSN/Name Pairing in the Seisint Databases; (iv) the source of the SSN/Name Pairing; (v) the date that the first occurrence of such SSN/Name Pairing was established with Seisint or its data provider; and (vi) the last date such SSN/Name Pairing was established, confirmed or updated with Seisint or its data provider. From 3 to 5 Edentify Keys may be generated for each Record from the Seisint Databases.

         1.21 "SCORE" means a numerical attribute assigned to each similar Reference Record during


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                  the first stage of the Identity Assessment Processing
                  reflecting that Reference Record's similarity to the Input Record. The resulting Score is used to determine the Possibles.

         1.22 "SEISINT DATA CENTER" means a data center location operated and controlled by Seisint.

         1.23 "SSN/NAME PAIRING" means a unique coupling of a social security number and a full name that either Party obtains from a data source.

         1.24 "SUSPECT MATCH" means an Input Record which has a corresponding SSN/Name Pairing in the Seisint Databases relative to an Input Record which is Scored by the Identity Assessment Processing as an unacceptable variation of the Input Record and which is flagged by the Identity Assessment Processing as a potential subject of manipulation.

2.   SCOPE OF WORK

2.1 Beginning on the agreed upon start date, allowing for a reasonable implementation period after the Effective Date, Seisint shall perform the following processing services, a diagram of which is attached hereto as Exhibit A:

         A. Edentify Key Generation and Update Services. Seisint shall provide all hardware, operating software (excluding the Edentify Key Generation Module, which shall be provided by Edentify), and data center needs, necessary for the development, implementation and maintenance of the Edentify Database Server and Edentify Reference Database. The Edentify Database Server shall be housed within the secured Seisint Data Center and shall only be accessible by Seisint, and its employees and agents. Edentify shall provide Seisint with the Edentify Key Generation Module, which Seisint shall install on the Assessment Server(s), as described below, and which Seisint shall use solely for the purposes of generating Edentify Keys from the Seisint Databases to populate the Edentify Reference Database. All resulting Edentify Keys shall be stored in the Edentify Reference Database, within the Edentify Database Server, along with the corresponding Reference Records. The Edentify Key Generation and Update Service shall be repeated on a quarterly basis to allow for the Keying of new Records that may be introduced into the Seisint Databases as result of the receipt of updates from its data vendors (the "Quarterly Key Build Process"). Seisint shall be responsible for the commercially reasonable maintenance of the Edentify Database Server throughout the Term of this SOW.

         B. Identity Assessment Processing Services. Seisint shall provide all hardware, operating software (excluding the Edentify Assessment Module, which shall be provided by Edentify), and data center needs, necessary for the development, implementation and maintenance of one or more, but in no event more than 5, Assessment Server(s). The Assessment Server(s) shall be housed within the secured Seisint Data Center and shall only be accessible by Seisint, and its employees and agents, except through a limited secure connection as specifically contemplated below. Each Assessment Server shall be connected via a high speed connection to the Edentify Database Server. Unless and until a secure connection is established between Edentify and the Assessment Server(s) as contemplated in Section 2.3 hereof, Edentify shall provide Seisint with Input Records via encrypted batch submissions, in a mutually agreed upon format, which Seisint shall decrypt and use to perform the Identity Assessment Processing.


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            Seisint shall perform the Identity Assessment Processing of Input
            Records to derive resulting Input Record Ratings. The Identity Assessment Processing shall comprise the following:

                i) The Edentify Assessment Module will derive, in a single pass, a Score and Rating information for each Input Record relative the Edentify Keys in the Edentify Reference Database by comparing all possible permutations of the Input Record to the Seisint data represented by the Edentify Keys stored in the Edentify Reference Database.

                ii) The Edentify Assessment Module will return the following data for each Input Record:

                    a) the number of occurrences of that unique SSN/Name Pairing in the Seisint Databases based on exact matches of full name and SSN;

                    b) the number of Confirming Matches found in the Edentify Reference Database relative to each Input Record;

                    c) the number of Suspect Matches found in the Edentify Reference Database relative to each Input Record;

                    d) a flag indicating the sources of the Possibles set forth in (b) and (c) above. Seisint shall categorize the sources of the Possibles for each Input Record based on two sources: i) Public Records, ii) Other Sources, or iii) both Public Records and Other Sources;

                    e) the date the first occurrence of such unique SSN/Name Pairing referred to in (a) above was established with Seisint or its data provider; and

                    f) the last date such unique SSN/Name Pairing referred to in (a) above was established, confirmed or updated with Seisint or its data provider.

                iii) The data set forth in Section 2.1(B)(ii) above, shall be appended to the associated Input Record and returned to Edentify.

            At no time shall Edentify have access to Seisint's SSN/Name data, the contents of the Seisint Databases, the Edentify Reference Database, or the Edentify Database Server.

            Seisint shall not use the Input Records or other customer data provided by Edentify hereunder for any purpose not specifically permitted hereby, and shall not integrate such information into the Seisint Databases for any purpose.

            C. Seisint shall perform the processing services set forth above in accordance with the service levels set forth in Appendix I, attached hereto and incorporated herein by reference.


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2.2      Edentify shall provide Seisint with any changes or updates to the
         Edentify Key Generation Module or Edentify Assessment Module in a cd or dvd format, and Seisint shall, upon the reasonable request of Edentify, upload such changes or updates pursuant to the instructions provided by Edentify. Upon completion of the upload, Seisint shall destroy or return such cd or dvd to Edentify. To the extent that Seisint or its agents have exclusive control over the process of uploading changes or updates to the Edentify Key Generation Module or Edentify Assessment Module and further, to the extent that Seisint or its agents negligently perform such uploading task despite accurate and detailed instructions provided by Edentify, and further, wherein Edentify's instructions were not the cause of errors being generated as a result of the faulty upload, Seisint shall be liable for any errors generated by Seisint's negligence in such uploading, as well as any cost or time overruns incurred to correct such errors; provided, however, that Seisint shall only be liable where Edentify has provided Seisint with timely, accurate, and sufficiently detailed instructions regarding any requested upload or update to the Edentify Key Generation Module or Edentify Assessment Module and has provided Seisint with such updates and instructions as to allow Seisint sufficient time to install, test, and implement such update prior to use in a production environment.

2.3 Seisint shall, upon Edentify's request and pursuant to a subsequently executed SOW to the Master Agreement, provide Edentify with a limited secure connection to the Assessment Server(s) to be used solely by Edentify for the purpose of transmitting Input Records to the Assessment Server(s) and receiving the results of the Identity Assessment Processing; provided, however, that such connection will not be provided unless and until Seisint, in its sole reasonable discretion, has determined that the connection is secure. For purposes of this SOW, all submissions of Input Records shall be encrypted batch submissions.

2.4 The Edentify Key Generation Module, Edentify Assessment Module, and Input Records shall be delivered to Seisint in a mutually agreed upon format and media. Seisint may, if necessary to perform the Services, translate the Edentify Key Generation Module and/or Edentify Assessment Module into ECL upon the prior written consent of Edentify.

2.5 Notwithstanding any other statement contained herein, Edentify shall not, at any time: (i) retain or store any Edentify Keys derived from the Seisint Databases; (ii) use the Edentify Keys or any data received from Seisint hereunder to create a referential database to the Seisint Databases; or (iii) use any of the services or data provided by Seisint hereunder to develop a competing product to Seisint's Databases or services. Furthermore, Edentify shall not attempt to derive any Seisint data from the reverse engineering or other analysis of the Edentify Keys derived from the Seisint Databases.

2.6 Edentify shall not, during the Term of this SOW, use the Services provided hereunder to develop a product which competes with Seisint, or use the services or data of a competitor of Seisint to develop or maintain any product that competes with Seisint.

3. LICENSE

Edentify hereby grants to Seisint, a revocable (only to the extent this SOW 1 is terminable pursuant to the Agreement), world-wide, paid-up, non-transferable, royalty-free restricted license, without the right to sublicense, to use the Edentify Key Generation Module and the Edentify Assessment Module, and any changes or updates thereto, during the Term of this SOW solely for purposes of performing the Services contemplated herein.


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* - CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
    TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY.

    4 FEES

    4.1 In consideration for the development and implementation of the Edentify Database Server, Assessment Server(s), and required operating infrastructure, and the initial run of the Edentify Key Generation Service, Edentify shall pay to Seisint a Fee of * (the "Implementation Fee"). Such Implementation Fee will be payable in two equal installments, with the first payment delivered on the Effective Date, and the second payment delivered on or before 30 days from the date of the December 31, 2005 invoice from Seisint.

    4.2 In consideration for the ongoing Services provided to Edentify hereunder, including the maintenance of the Edentify Database Server and Assessment Server(s) and all subsequent runs of the Edentify Key Generation and Update Service and Identify Assessment Processing Services, Edentify shall pay to Seisint Fees as follows:

                        Calendar Year           Annual License Fee

                        2006                    $     *
                        2007                    $     *
                        2008                    $     *

        Such payments shall be made in equal quarterly installments due on or before the last day of each quarter, beginning on March 31, 2006. If this SOW is extended as provided in Section 9 hereof, for each one (1) year renewal Term, the applicable Annual License Fee will be * more than the previous year's Annual License Fee.

    5   REVENUE SHARING

    5.1 During the term of this Agreement, Edentify will pay to Seisint a percentage of the Gross Revenue received by Edentify in connection with sales of any and all Edentify Products as follows:

                                       *


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            Such payments shall be made to Seisint by the earlier of: (i)
            forty-five (45) days from the date of the respective invoice to the Edentify customer purchasing such Edentify Products; or (ii) sixty
            (60) days from the date the batch of Input Records related to such Edentify Products is processed. As used herein, "Gross Revenue" means the sum of all payments received, without any reduction or deduction for costs of goods or services, commissions or expenses of Edentify, from its customers from the sale of the Edentify Products. "Annual Gross Revenue" means the Gross Revenue received by Edentify during the twelve (12) month period beginning on the Effective Date hereof, and during each twelve (12) month period thereafter beginning at zero at the start of each twelve (12) month period. For avoidance of doubt, the revenue share percentages set forth above shall be interpreted as being stepped, and shall not be applied under any circumstance retroactively.

    5.2 During the Term of this SOW, Edentify shall at all times keep and maintain, in accordance with generally accepted accounting principles, accurate, complete and up-to-date books and records pertaining to its rights and obligations under Section 5. Upon no less than fifteen (15) business days prior written notice given to Edentify, Seisint shall have the right to conduct a reasonable audit and review the books and records of Edentify and certify Edentify's compliance with all of the financial terms and revenue sharing obligations as contemplated by this Section 5. Such audit shall be performed by an independent third party auditor. Underpayments and refunds due shall be paid within thirty (30) days of delivery of the final results of the audit to Edentify (such delivery, hereinafter, the "Audit Delivery Date"), provided however, that if Edentify disputes such audit because it believes, in good faith with supported reasons that the audit is incorrect by more than 20%, then Edentify shall provide Seisint with written notice of its dispute within ten (10) business days of the Audit Delivery Date, in which case underpayments and refunds shall be due within ten (10) business days following the final resolution of such dispute in accordance with Section 9 of the Master Agreement. The costs and expenses associated with any audit (including revisions thereto) or certification conducted under this Section shall be borne entirely by Seisint, unless an underpayment of more than 20% is discovered, in which case Edentify shall be responsible for the costs and expenses associated with the audit (and/or such revisions).

    5.3 The audits shall be conducted in a manner that does not disrupt, delay or interfere with Edentify's performance of its business in any material respect. It is understood that as a normal routine, Seisint's auditors, inspectors and regulators will have access to all data, software and systems files that are germane to the audit. Edentify will cooperate fully with Seisint or its designee in connection with Seisint's audit functions.


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6 RIGHT TO RESELL

Prior to any resale by Seisint of the Edentify Products, the Parties shall negotiate in good faith an appropriate agreement for the license to resell such products under terms and conditions, if applicable, no less favorable than any other reseller of Edentify's Products of a similar size and nature as Seisint.

7 PRODUCT DEVELOPMENT

Seisint and Edentify shall work together in good faith on future product development and customer specific marketing initiatives.

8 COOPERATION WITH SALES EFFORTS

8.1 During the term of this SOW, Seisint shall, upon reasonable request and to the extent commercially reasonable and in compliance with Seisint's security policies and procedures, cooperate with Edentify's sales efforts of Edentify Products, including: (i) completing security questionnaires required by certain of Edentify's customers, and (ii) providing copies of Seisint's security procedures to certain of Edentify's customers. Additionally, in Seisint's sole reasonable discretion, on a case by case basis, Seisint may allow certain of Edentify's customers to conduct a site visit of Seisint's facilities in accordance with Seisint's security policies and procedures; provided, however, that Seisint shall notify Edentify of Seisint's decision regarding whether such site visit shall be permitted as promptly as reasonable in light of the circumstances, but in no event later than one (1) week from the date of request to Seisint.

8.2 To the extent an Edentify customer reasonably requests an audit of Seisint's books, records, facilities, or sytems in connection with the purchase of Edentify Products, Seisint agrees to consider such request in light of Seisint's standard security policies and procedures and to evaluate in good faith whether to allow such an audit as if the requesting party were a direct Seisint customer; provided, however, that Seisint shall notify Edentify of Seisint's decision regarding whether such audit shall be permitted as promptly as reasonable in light of the circumstances, but in no event later than one (1) week from the date of request to Seisint.

9 TERM

Unless earlier terminated as provided in the Master Agreement, the Term of this SOW will begin on the Effective Date and continue until December 31, 2008. The Term shall automatically renew for successive one (1) year renewal Terms unless either Party notifies the other Party in writing that it intends not to renew at least ninety (90) days prior to the expiration of the initial Term or any renewal Term or this SOW is otherwise terminated as provided in the Agreement.

10 CERTIFICATION OF PERMISSIBLE USE

Edentify shall only use the Services and information contained therein in connection with its provision of fraud detection consulting services to its customers.


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11 INTELLECTUAL PROPERTY

Edentify warrants and agrees that it has the full right and authority to provide Seisint with access to and a license to use the Edentify Key Generation Module and Edentify Assessment Module and each and every component and update thereof. Furthermore, Edentify shall protect, defend, indemnify and hold Seisint and each of its Affiliates and the officers, directors, agents, representatives, employees, successors and assigns of each, harmless from and against any and all Loss, by whomsoever asserted, arising directly or indirectly from, out of, or based on the use by Seisint or its Affiliates of the Edentify Key Generation Module or Edentify Assessment Module, provided that such use was in accordance with the terms and conditions of this SOW or as otherwise permitted or approved by Edentify in writing.

Seisint shall own all right, title, and interest in all Seisint Intellectual Property and Derivatives based upon Seisint Intellectual Property created within the scope of this SOW and any Intellectual Property created or derived by Seisint pursuant to this Agreement, including the Edentify Keys derived from the application of the Edentify Key Generation Module to the Seisint Databases; provided however, that upon termination of this Agreement, both Parties shall destroy all Edentify Keys in their possession that were derived from the Seisint Databases. Edentify shall own all right, title and interest in Edentify Intellectual Property, including the Edentify Key Generation Module. Edentify shall acquire no rights to the Seisint Databases, the Edentify Reference Database, the Edentify Database Server or the Assessment Server(s) pursuant to this Agreement.

                         [Signatures on following page]


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         Wherefore the Parties hereto set their hands intending to be bound by the terms and conditions hereof.




              EDENTIFY, INC.                               SEISINT, INC.

By: /S/ TERRENCE DeFRANCO                    By: /S/ JAMES P. SWIFT
   --------------------------------             --------------------------------

Name:  TERRENCE DeFRANCO                     Name:  JAMES P. SWIFT
     ------------------------------               ------------------------------

Title  CEO                                   Title  COO
     ------------------------------               ------------------------------

Date   10/3/05                               Date   10/3/05
    -------------------------------              -------------------------------


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*- CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
   TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY.

                               EXHIBIT A TO SOW 1


                               DIAGRAM OF SERVICES


                                       *


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
* - CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY.

                               APPENDIX I TO SOW 1

                                 Service Levels

                                       *

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